Exhibit 99.2

Tyson Foods, Inc. Announces Pricing Terms of Previously Announced Debt Tender Offers

SPRINGDALE, Ark., Aug. 24, 2026 -- Tyson Foods, Inc. (the “Company” or “we”) (NYSE: TSN) announced today the pricing terms of the previously announced offers by the Company to purchase for cash each series (each, a “Series”) of the notes listed in the table below (the “Notes”) (i) in accordance with, and in the order of, the corresponding Acceptance Priority Levels and (ii) subject to, among other things, the Maximum Tender Cap, the 2027 Tender Sub-Cap and pro rata allocation, upon the terms and subject to the conditions set forth in the Offer to Purchase (as defined below). The Company also announced that it had eliminated the 5.400% 2029 Tender Sub-Cap. The offers to purchase with respect to each Series of Notes are referred to herein as the “Offers” and each, an “Offer.” Each Offer is made upon the terms and subject to the conditions set forth in the offer to purchase, dated August 10, 2026 (as amended or supplemented from time to time, the “Offer to Purchase”). Except as described in this press release, the terms and conditions of the Offers set forth in the Offer to Purchase remain unchanged. Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase.

The applicable Total Consideration for each $1,000 in principal amount of Notes validly tendered and not validly withdrawn before 5:00 P.M., New York City time, on August 21, 2026 (the “Early Tender Deadline”) and accepted for purchase pursuant to the Offers was determined by reference to the applicable fixed spread for the Notes over the yield based on the bid price of the applicable reference security, as set forth in the table below. The Tender Offer Yield (as determined pursuant to the Offer to Purchase) listed in the table below was determined at 10:00 A.M., New York City time, today, August 24, 2026, by the Dealer Managers (as defined below). The Total Consideration for the Notes includes an early tender premium (the “Early Tender Premium”) of $30.00 per $1,000 principal amount of Notes accepted for purchase.

The following table sets forth the pricing terms for the Offers:

Title of Security	CUSIP / ISIN	Tender Sub- Cap(1)	Acceptance Priority Level	Principal Amount to be Accepted and Cancelled	Proration Factor (rounded)	Reference Security	Fixed Spread	Tender Offer Yield	Total Consideration(2)
3.550% Senior Notes due 2027	CUSIP: 902494 BC6 ISIN: US902494BC62	$800,000,000	1	$571,260,000	100.00%	3.875% UST due 5/31/2027	20 bps	4.231%	$994.87
5.400% Senior Notes due 2029	CUSIP: 902494 BL6 ISIN: US902494BL61	N/A	2	$389,974,000	100.00%	4.125% UST due 7/15/2029	25 bps	4.545%	$1,019.77
4.350% Senior Notes due 2029	CUSIP: 902494 BK8 ISIN: US902494BK88	N/A	3	$235,342,000	43.48%	4.125% UST due 7/15/2029	30 bps	4.595%	$994.24

(1)
The 2027 Tender Sub-Cap represents the maximum aggregate purchase price of 3.550% Senior Notes due 2027 that will be purchased within the Offers. We reserve the right, but are under no obligation, to increase, decrease or eliminate the 2027 Tender Sub-Cap at any time, subject to compliance with applicable law.

(2)
Per $1,000 principal amount of Notes validly tendered and not validly withdrawn and accepted for purchase in the applicable Offer at or prior to the Early Tender Deadline. Excludes Accrued Interest. Includes the Early Tender Premium.

As of the date of this press release, the Financing Condition has been satisfied. We expect settlement for the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and accepted for purchase to occur on August 26, 2026. All payments for the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and accepted for purchase will also include accrued and unpaid interest from the last interest payment date up to, but not including, the Early Settlement Date (the “Accrued Interest”). All Notes that have been accepted for purchase will be retired and canceled and will no longer remain outstanding obligations of the Company or any of the Company’s subsidiaries.

The Offers will expire at 5:00 P.M., New York City time, on September 8, 2026 (as the same may be extended with respect to any Offer, the “Expiration Date”). As a result of reaching the previously announced amount of $1,200,000,000 (the “Maximum Tender Cap”), by the Early Tender Deadline, no Notes tendered after the Early Tender Deadline will be accepted for purchase, regardless of their Acceptance Priority Level. Notes not accepted for purchase will be returned promptly to the tendering holders of the Notes (“Holders”) (or, in the case of Notes tendered by book-entry transfer, such Notes will be promptly credited to the account maintained at The Depository Trust Company from which such Notes were delivered) and otherwise returned in accordance with the Offer to Purchase.

BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Rabo Securities USA, Inc. are serving as the Dealer Managers in connection with the Offers (collectively, the “Dealer Managers”). Questions regarding terms and conditions of the Offers should be directed to BofA Securities, Inc. by calling toll free at (888) 292-0070 or collect at (980) 388-0539, to J.P. Morgan Securities LLC by calling toll free at (866) 834-4666 or collect at (212) 834-4818, to Morgan Stanley & Co. LLC by calling toll free at (800) 624-1808 or collect at (212) 761-1057 or to Rabo Securities USA, Inc. by calling toll free at (866) 746-3850.

D.F. King & Co., Inc. has been appointed as information agent and tender agent in connection with the Offers. Questions or requests for assistance in connection with the Offers or the delivery of tender instructions, or for additional copies of the Offer to Purchase, may be directed to D.F. King & Co., Inc. by calling collect at (212) 257-2075 (for banks and brokers) or toll free at (800) 967-5074 (for all others) or via e-mail at tyson@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

None of the Company, the Dealer Managers, D.F. King & Co., Inc., the trustee under the indenture governing the Notes or any of their respective affiliates is making any recommendation as to whether Holders should tender any Notes in response to the Offers. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amounts of Notes to tender.

This press release is for informational purposes only and is not an offer to purchase or sell or a solicitation of an offer to purchase or sell with respect to any securities. Neither this press release nor the Offer to Purchase, or the electronic transmission thereof, constitutes an offer to purchase or sell or a solicitation of an offer to purchase or sell with respect to any securities, as applicable, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this press release in certain jurisdictions may be restricted by law. In those jurisdictions where the securities, blue sky or other laws require the Offers to be made by a licensed broker or dealer and the Dealer Managers or any of their respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Offers shall be deemed to be made by the Dealer Managers or such affiliate, as the case may be, on behalf of the Company in such jurisdiction.

About Tyson Foods, Inc.

Tyson Foods, Inc. (NYSE: TSN) is a world-class food company and recognized leader in protein. Founded in 1935 by John W. Tyson, it has grown under four generations of family leadership. The Company is unified by this purpose: Tyson Foods. We Feed the World Like Family™ and has a broad portfolio of iconic products and brands including Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, State Fair®, aidells® and ibp®. Tyson Foods is dedicated to bringing high-quality food to every table in the world, safely and affordably, now and for future generations. Headquartered in Springdale, Arkansas, the Company is a member of the S&P 500 and Russell 1000 large capitalization indices. It had approximately 133,000 team members on September 27, 2025.

Note Regarding Forward-Looking Statements

Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2026, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. Other important factors are discussed in detail in the company’s filings with the Securities and Exchange Commission, including in Part I, Item 1A. “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact: Laura Burns, TysonFoodsPR@tyson.com